Exhibit 10.1

HearUSA, Inc.

FORM OF

NONQUALIFIED OPTION AGREEMENT

THIS AGREEMENT is made as of __________, 2009 (“Date of Grant”), between HearUSA, Inc., a Delaware corporation (hereinafter referred to as the “Company”), and ____________________ (hereinafter referred to as the “Optionee”).

WITNESSETH:

WHEREAS, Optionee is [an employee] [a director] of the Company; and

WHEREAS, in accordance with the HearUSA, Inc. Amended and Restated 2007 Incentive Compensation Plan (the "Plan"), and the Company’s compensation arrangements for its [employees] [non-employee directors], the Company desires to compensate Optionee for his service in part through the grant of options to purchase shares of the Company’s common stock, par value $.10 per share (the "Common Stock"),

NOW, THEREFORE, in consideration of the premises, the Company and the Optionee agree as follows:

1.         Grant of Option. Pursuant to action of the Compensation Committee of the Board of Directors of the Company (the “Committee”) [and then approval by the full Board of Directors], and subject to the terms and conditions of the Plan and this Agreement, the Company has granted to the Optionee the right (the “Option”) to purchase all or any part of an aggregate of ___________________________ (__________) (the “Optioned Shares”) of the Common Stock. The terms, conditions and provisions of the Plan are incorporated by reference herein and in all cases the terms and conditions of the Plan shall control in any case of conflict between the Plan and the terms of this Agreement. Capitalized terms used herein shall have the meanings ascribed to them in the Plan unless otherwise herein defined. This option is not intended to qualify as, and will not be treated as, an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.         Option Price. The exercise price per share (“Option Price”) is $_______ for each Optioned Share, which represents the market price of the Common Stock on the Date of Grant.

3.         Term of Option. The term of the Option is for a period of ten (10) years from the Date of Grant, subject to earlier termination as provided herein, and the Option may be exercised during such term only in accordance with the provisions of the Plan and the terms of this Agreement.

4.         Exercise of Option. Except as otherwise provided herein, the Option shall be exercisable only by the Optionee during the Optionee’s lifetime as follows:

(i)	Schedule of Right to Exercise.
(a)

The Option shall not be exercisable for a period of one (1) year following the Date of Grant. Except as otherwise provided in this paragraph 4, the Option shall vest and become exercisable ratably over _____ years (i.e., in _____ equal installments) commencing on the first anniversary of the Date of Grant; and such installments shall be cumulative; provided, however, that the Optionee is [employed by the Company] [serving on the Board of Directors] at such time or times.

(b)

The vested portion of the Option need not be exercised all at one time with respect to the total number of vested Optioned Shares, but may be exercised with respect to any vested part of such Shares, subject to the provisions of this paragraph 4, from time to time during the term of the Option. To the extent that the Option is not exercised with respect to the total number of such vested Optioned Shares, the remaining vested Optioned Shares shall remain subject to the Option at any time thereafter in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, in no event may the Option be exercised for a fractional Share.

(c)

The Option shall not be exercisable after the expiration of the term provided in paragraph 3 hereof, and except as provided in subparagraph (i) (d) of this paragraph 4, the Option shall be exercisable only if the Optionee is currently [emloyed by] [serving on the Board of Directors] of the Company.

(d)

In the event of the Optionee’s separation from service [on the Board of Directors] by reasons of death, disability [or the end of his elected term on the Board of Directors without reelection or reappointment], then and only to the extent that the Optionee would have been entitled to exercise the Option immediately prior to such separation, the Option may be exercised within a period of ________________ from the date of such separation, and, unless exercised, the Option shall expire at the end of such period. Notwithstanding anything herein to the contrary, in no event may the Option be exercised after the expiration of its term. In the event of the Optionee’s disability or death, the Option may be exercised as provided herein by the Optionee or on the Optionee’s behalf by the Optionee’s legal representative (in the event of the Optionee’s disability), or by the person or persons (including the Optionee’s estate) to whom the Optionee’s rights under the Option shall have passed by will or by the laws of descent and distribution (in the event of the Optionee’s death).

[If the Optionee is removed from his position as a director of the Company for cause, this Option shall be deemed canceled and terminated on the day of such separation from service.]

(ii)

Method of Exercise. The Option shall be exercisable by delivery of written notice of such exercise to the Company, accompanied by payment of the Option Price of the Optioned Shares with respect to which the Option is being exercised. Each such notice of exercise shall:

(a)

state the election to exercise the Option, the number of shares of Common Stock with respect to which it is being exercised, the address and Social Security Number of the person in whose name the certificate(s) evidencing the Optioned Shares are to be issued;

(b)	contain such representations and agreements as to investment intent with respect to such Optioned Shares as may be satisfactory to the Company’s counsel;
(c)

be signed by the person entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(d)

be accompanied by payment of the full amount of the Option Price of the Optioned Shares with respect to which the Option is being exercised (as contemplated by the Plan) and be delivered in person or by certified mail to the Secretary of the Company.

(iii)

Certificates for Shares. The certificate or certificates for shares of Common Stock as to which the Option has been exercised shall be registered in the name of the person or persons exercising the Option. Until the issuance of the shares of Common Stock (as evidenced by the delivery of the stock certificate and appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the Shares are issued, except as provided in paragraph 6 hereof.

5.         Non-Transferability of Option. The option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than that permitted under the Plan for a non-qualified stock option. Any attempted sale, pledge, assignment, hypothecation, transfer or other disposition of the Option contrary to the provisions of the Plan or this Agreement shall be null and void and without effect and, upon the happening of any such event, the Board or Committee, in its sole discretion, may terminate the Option forthwith.

6.         Adjustments. If there is any change in the Common Stock by reason of any stock dividend, stock split (or reverse stock split), spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of Common Stock, or similar transaction, the number of shares subject to the Option and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

Neither the issuance of Common Stock for a consideration, the issuance of rights or options to acquire Common Stock, nor the issuance of Common Stock on the conversion of a debenture or capital stock, shall be considered a change in the Company’s capital structure for these purposes. However, the Committee may make or provide for such adjustments in the number and/or kind of Optioned Shares as the Committee in its sole discretion may determine is appropriate to reflect any event of the type described in the preceding sentence.

No fractional shares shall be issued upon any exercise of the Option following an adjustment made pursuant to this paragraph 6, and the Option Price to be paid shall be appropriately adjusted on account of any fractional share not issued upon such an exercise.

The liquidation or dissolution of the Company, or, subject to paragraph 7 below, a merger or consolidation in which the Company is not the surviving or resulting corporation, shall cause the Option to expire to the extent it is unexercised at such time.

No adjustment shall increase the intrinsic value of the Option or decrease the ratio of the purchase price for the Shares subject to the Option to Fair Market Value.

7.         Acceleration of Vesting on a Change of Control. In the event of a Change of Control of the Company, as that term is defined in the Plan, before the vesting in full of the options granted in this Agreement, the vesting schedule shall be accelerated to the date of such Change of Control such that all of the options which are the subject of this grant shall be immediately exercisable and may be exercised by Optionee (a) in the case where the Company is the surviving or resulting corporation, for a period of ____________ from the date of such Change of Control, provided that in no event may such period exceed the initial term of this option as provided in paragraph 3 above; or (b) in the case where the Company is not the surviving or resulting corporation, immediately upon the Change of Control to permit the Optionee the opportunity to participate in such Change of Control transaction as a holder of Common Stock of the Company to the full extent of such exercised options.

8.         Approval of Counsel and Investment Representation. The exercise of the Option and delivery of Common Stock pursuant thereto shall be subject to approval by the Company’s counsel that such exercise and issuance comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated under each of such acts, and the requirements of any stock exchange upon which Common Stock may then be listed. As a condition of the exercise of the Option, the Committee may require the person exercising the Option to represent and warrant that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

9.         Reservations of Shares. The Company, during the term of this Option, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of this Agreement.

The inability of the Company to obtain from any regulatory body having jurisdiction, authority or approval deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which the requisite authority or approval shall not have been obtained.

10.       Restrictions on Shares. Common Stock issued upon the exercise of the Option shall be issued only to the holder of the Option. Any restrictions upon transfer of shares issued upon exercise of the Option which in the opinion of counsel to the Company are required by the Securities Act of 1933, as amended, shall be noted on the certificates therefor by appropriate legend.

11.       Resale or Transfer. Upon any sale or transfer of the shares purchased upon exercise of the Option, the Optionee shall satisfy the Company that either (i) the shares to be so sold or transferred have been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus satisfying the requirements of Section 10(a) of said Act that is being or shall be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the shares to be sold or transferred, or (ii) such shares may then be sold without such registration without violating Section 5 of said Act. In addition, the Optionee shall satisfy the Company that any other restrictions upon the transfer of such shares, imposed either under the Plan or this Agreement, have been complied with or are inapplicable.

12.       Withholding Taxes. The Optionee will pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of the aggregate amount of Federal, State and/or Local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

13.       Benefits of Agreement. This Agreement shall inure to the benefit of and, except as otherwise provided herein, shall be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s heirs, legal representatives, successors and permitted assignees. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, the Optionee’s heirs, legal representatives, successors or permitted assignees may have in respect of the Plan or any Options or shares granted or issued thereunder whether to himself or to any other person.

14.       Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at 1250 Northpoint Parkway, West Palm Beach, Florida 33407, attention of Denise Pottlitzer, Secretary, or her successor. Each notice to the Optionee, or other person or persons then entitled to exercise the Option, shall be addressed to the Optionee, or such other person or persons, at the Optionee’s address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by the below authorized representative and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Optionee has hereunto set his hand all as of this day month and year first above written.

HearUSA, Inc.

By:____________________________

Attest:

________________________

_______________________________

Optionee:

Address: _______________________

_______________________________

_______________________________